The La Porte Savings Bank
First Amendment
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                                 FIRST AMENDMENT
                                     TO THE
                            THE LA PORTE SAVINGS BANK
                            GROUP TERM CARVE OUT PLAN
                              DATED JANUARY 1, 2003


     THIS FIRST AMENDMENT is entered into this 14th day of April, 2009, by THE LA PORTE SAVINGS BANK (the "Company"), a state-chartered savings bank located in La Porte, Indiana.

     The Company executed the Plan on January 1, 2003.

     Pursuant to Section 8.1, the Company hereby amends the Plan for the purpose of removing the post-termination of employment benefit and providing a benefit to participants who are currently active employees.

     Sections 1.2, 1.4, 1.7, 1.8, 1.12 and 1.13 of the Plan shall be deleted from the Plan in its entirety.

     Section 2.3 of the Plan shall be deleted from the Plan in its entirety and replaced with the following:

2.3 Termination of Participation. A Participant's rights under this Plan shall cease and his or her participation in this Plan shall terminate if either of the following events occur: (i) if the Participant's employment with the Company is terminated or (ii) the Plan is terminated per Article 8. In the event that the Company decided to maintain the Policy or Policies after the Participant's Termination of Participation in the Plan, the Company shall be the direct beneficiary of the entire death proceeds of the Policy or Policies.

     Section 2.4 of the Plan shall be deleted from the Plan in its entirety.

     Section 3.1 of the Plan shall be deleted from the Plan in its entirety and replaced with the following:

3.1 Participant's Interest. Unless or until the Participant's rights under the Plan shall terminated as provided in Section 2.3, with respect to the Policy or Policies, the Participant or the Participant's assignee shall have the right to designate the beneficiary of the following amount:


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     3.1.1     Death Prior to Termination of  Participation.  If the Participant
               dies prior to the Participant's Termination of Participation, the Participant's beneficiary shall be entitled to a benefit equal to two (2) times Base Annual Salary (determined as of the date of the Participant's death), less $50,000 (from the Company's existing group term plan), capped at a maximum of $470,000 (Four Hundred Seventy Thousand Dollars).

     3.1.2 Death After Termination of Participation. If the Participant dies after the Participant's Termination of Participation, the Participant's beneficiary shall not be entitled to any benefit under the Plan.

     Section 8.2 of the Plan shall be deleted from the Plan in its entirety.

     IN WITNESS WHEREOF, the Company has executed this First Amendment as of the date indicated above.

                                    COMPANY:

                                    THE LA PORTE SAVINGS BANK

                                    By:    /s/ Lee A. Brady
                                           -------------------------------------
                                    Title: President and Chief Executive Officer
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